EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
March 28, 2016

Centrus Signs Contract for American Centrifuge Work in Tennessee
BETHESDA, Md. - Centrus Energy Corp. (NYSE MKT: LEU) announced today that it has signed a new U.S. Centrifuge Technology Advancement contract with UT-Battelle, LLC, as operator of the U.S. Department of Energy’s Oak Ridge National Laboratory (ORNL). Under the terms of the agreement, Centrus will continue to perform engineering and testing work to preserve and advance U.S.-origin uranium enrichment technology to support future national security and energy security needs. The contract totals approximately $32.3 million and runs through September 30, 2016.
“We still have critical work to do to advance the nation’s uranium enrichment capability,” said Steve Penrod, vice president of American Centrifuge for Centrus. “In Oak Ridge, we have a specialized workforce, unique assets, and technical capabilities that are essential for this important work. Over the long-term, we plan to continue advancing our technological expertise in uranium enrichment technology, operations, and manufacturing so that we are ready to deploy a commercial-scale enrichment facility when sufficient market demand recovers."
Centrus recently completed a successful three-year demonstration of the existing American Centrifuge technology at its facility in Piketon, Ohio, with 120 machines linked together in a cascade to simulate industrial operating conditions. Informed by data from that demonstration, Centrus scientists, engineers, and operators will utilize the Company’s unique facilities in Tennessee to continue advancing the technology - identifying further improvements to reduce costs, improve manufacturability, and enhance long-term reliability of its enrichment operations. The work also ensures that critical U.S. expertise in centrifuge design, manufacturing, and operations is maintained.
In October 2015, the U.S. Department of Energy issued a report to Congress finding that the United States must restore its domestic uranium enrichment capability to meet national security needs. After evaluating a range of possible technologies, the Department found that the American Centrifuge is the “most technically advanced and lowest risk option” for doing so.
About Centrus Energy Corp.
Centrus Energy Corp. is a trusted supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world. Our mission is to provide reliable and competitive fuel goods and services to meet the needs of our customers, consistent with the highest levels of integrity, safety, and security.
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Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will ”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the ongoing transition of our business, including uncertainty regarding the economics of and continued funding for the American Centrifuge project and the potential for a demobilization or termination of the project; the impact of enrichment market conditions, increased project costs and other factors on the economics of the American Centrifuge project; potential changes in our anticipated ownership of or role in the American Centrifuge project, including as a result of the need to raise additional capital to finance the project; the impact of actions we have taken or may take to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, and impacts to cost and schedule; uncertainty regarding our ability to commercially deploy competitive gas centrifuge enrichment technology; uncertainty regarding the potential for the DOE to seek to terminate or exercise its remedies under the June 2002 DOE-USEC Agreement; potential for any changes to or termination of any agreements with the U.S. government or deterioration in our relationship with the U.S. government; changes in U.S. government priorities and the availability of government funding, including loan guarantees and ongoing funding for the ORNL; the impact of government regulation by DOE and NRC; changes in the nuclear energy industry; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at  www.centrusenergy.com. We do not undertake to update our forward-looking statements except as required by law.
Contact:
Media: Jeremy Derryberry (301) 564-3392
Investors: Don Hatcher (301) 564-3460